Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Expro Group Holdings N.V. Long-Term Incentive Plan, As Amended and Restated, Expro Group Holdings International Limited 2018 Management Incentive Plan and Restricted Stock Unit Inducement Awards of Expro Group Holdings N.V. of Expro Group Holdings N.V. of our report dated March 17, 2020 (except Notes 4, 5 and 18, as to which the date is June 4, 2021), with respect to the consolidated financial statements of Expro Group Holdings International Limited as of December 31, 2018 and for the period from February 1, 2018 through December 31, 2018 (Successor), and for the period from January 1, 2018 through January 31, 2018 (Predecessor), included in the Registration Statement (Form S-4 No. 333-255496) of Expro Group Holdings N.V (formerly Frank’s International N.V.), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Reading, United Kingdom

October 4, 2021